Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of INSpire Insurance Solutions, Inc. on Form S-8 of our report dated February 5, 2001, appearing in the annual report on Form 10-K of INSpire Insurance Solutions, Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Fort Worth, Texas
December 18, 2001